FIFTH AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT


          THIS FIFTH AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), dated as of March 3, 1997, is by and among TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), and COLORADO NATIONAL BANK, a national banking association ("CNB").

                                      RECITALS

          A. Tipperary, TOG and CNB are parties to a Revolving Credit and Term Loan Agreement dated as of March 30, 1992, as amended (as so amended, the "Loan Agreement"), setting forth the terms upon which CNB would make loans to Tipperary and TOG and by which such loans would be governed. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Loan Agreement.

          B. Tipperary, TOG and CNB wish to enter into this Amendment in order to amend further certain terms and provisions of the Loan Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Loan Agreement. The Loan Agreement shall be, and hereby is, amended as follows:

               (a)  In line 7 of the definition of "Conversion Date" in Section
1.1 on page 3 of the Loan Agreement, "October 5, 1997" shall be changed to "October 5, 1998."

               (b)  In lines 2 and 3 of the definition of "Revolving Period" in
Section 1.1 on page 11 of the Loan Agreement, "October 4, 1997" shall be changed to "October 4, 1998."

               (c) In line 18 of Section 2.9 on page 15 of the Loan Agreement, "October 5, 1997" shall be changed to "October 5, 1998."

               (d) In line 19 of Section 2.9 on page 15 of the Loan Agreement, "September 5, 2001" shall be changed to "September 5, 2002."

               (e) In line 10 of Section 6.12 on page 37 of the Loan Agreement, "$25,000,000" shall be changed to "$30,000,000."

          2. Loan Documents. All references in any document to the Loan Agreement shall refer to the Loan Agreement, as amended pursuant to this Amendment.

          3. Conditions Precedent. The obligations of the parties under this Amendment are subject, at the option of CNB, to the prior satisfaction of the condition that Tipperary and TOG shall have delivered to CNB the following (all documents to be satisfactory in form and substance to CNB and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than CNB):

          (a)  This Amendment.

          (b) Any and all other loan documents required by CNB, including without limitation such amendments and supplements to the Collateral Documents as may be required by CNB.

          4. Representations and Warranties. Tipperary and TOG hereby certify to CNB that as of the date of this Amendment all of Tipperary's and TOG's representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects, no Event of Default has occurred under the Loan Agreement, and no event has occurred that with the passage of time or notice, or both, would constitute an Event of Default under the Loan Agreement.

          5. Continuation of the Loan Agreement. Except as specified in this Amendment, the provisions of the Loan Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement, the terms of this Amendment shall control.

          6. Expenses. Tipperary and TOG shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and expenses of CNB's attorney and any and all recording and filing fees, charges and expenses.

          7. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          Executed as of the date first above written.

                              TIPPERARY CORPORATION


                              By:       /s/ David L. Bradshaw
                                   ---------------------------------------------
                                   David L. Bradshaw
                                   President and CEO

                              TIPPERARY OIL & GAS CORPORATION


                              By:       /s/ David L. Bradshaw
                                   ---------------------------------------------
                                   David L. Bradshaw
                                   President

                              COLORADO NATIONAL BANK


                              By:  /s/ Paul Jelaco
                                   ---------------------------------------------
                                   Paul Jelaco
                                   Vice President